KeyOn Communications: Jonathan Snyder KeyOn Communications 402-998-4000	KeyOn Investors: Christiane Pelz Lippert/Heilshorn & Assoc. 415-433-3777 cpelz@lhai.com

KeyOn Communications Acquires MicroLnk, LLC.
- Extends Coverage in Central Nebraska and Iowa -
- Grows Subscriber Base to More than 15,500 -

OMAHA, NE, Oct. 23, 2007 -- KeyOn Communications Holdings, Inc. (OTCBB:KYCS - News), a leading provider of wireless broadband and voice over Internet protocol (VoIP) services to rural and underserved markets, has purchased, in an all-cash transaction, substantially all of the assets of MicroLnk, LLC., a wireless Internet provider in Nebraska and Iowa with approximately 1,400 subscribers.

“KeyOn is aggressively pursuing an acquisition strategy designed to drive subscriber growth and extend our network footprint,” stated Jonathan Snyder, president and CEO of KeyOn Communications. “MicroLnk is an ideal example of an acquisition that fits our strategy - a company that operates either within or adjacent to our networks with a wide geographic footprint. With this purchase, our subscriber base exceeds 15,500 and the population covered by our networks increases by 95,000 to more than 2.1 million. Since July 2005, we have completed four similar acquisitions, leveraging our existing network and resources to lower operating expenses of the acquired properties.”

“KeyOn intends to continue expand its business and reach through similar asset purchases and other strategic transactions. Additionally, by applying our proven direct and indirect distribution methods over a larger coverage area, we expect to increase our subscriber base organically,” concluded Snyder.

About KeyOn Communications Holdings, Inc.
KeyOn Communications Holdings Inc. (KeyOn, OTC BB: KYCS) is a leading provider of wireless broadband services to rural and underserved markets with populations generally less than 250,000. KeyOn offers its broadband services along with voice over Internet protocol (VoIP) and satellite video services to both residential and business subscribers across 11 Western and Midwestern states. Through a combination of organic growth and four acquisitions, KeyOn has expanded its network footprint to reach 47,000 square miles and cover nearly 2.1 million people as well as small-to-medium businesses. With its successful track record of acquiring companies and growing its core subscriber base, KeyOn has established itself as one of the largest wireless broadband companies in the United States. Management intends to drive subscriber growth through additional asset acquisitions as well as organic growth across the company’s expanding footprint by offering bundled services, including the best value broadband, video and VoIP. In addition, the company intends to purchase spectrum licenses and opportunistically build mobile and/or nomadic WiMAX networks in and around its market footprint.

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